UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                                25702-9694
(Address of Principal Executive Offices)                                                                                                                                           (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 28, 2012, Energy Services of America Corp. (the “Registrant”) and its subsidiary corporations, C.J. Hughes Construction Company, Inc., Contractors Rental Corporation, Nitro Electric Company, Inc. and S.T. Pipeline, Inc. (collectively, the “Obligors”) entered into a forbearance agreement with United Bank, Inc., whereby the Obligors acknowledge that they are in default under the terms of two credit facilities between United Bank, Inc. and the Registrant and United Bank, Inc. has agreed to forbear from exercising certain of its rights and remedies under the loan agreements and related documents.

The loan agreements consist of an $18.0 million revolving line of credit and an $11.3 million term loan.  At November 20, 2012 the outstanding balances on the revolving line of credit and term loan were $18,081,100 and $8,744,152, respectively.  The Obligors acknowledge defaulting on the loan agreements by failing to maintain the debt to tangible net worth covenant and current ratio covenant as set forth in each loan note.  United Bank agrees to forbear from exercising and enforcing its default related rights against the Obligors resulting from the default so long the Obligors comply with the terms of the Forbearance Agreement.

During the forbearance period the outstanding balances of the borrowings will bear interest at a fixed rate of 6.5% per annum.  During the forbearance period the Registrant must continue to make monthly loan payments, but will be unable to take further advances on the line of credit.

As part of the Forbearance Agreement the Obligors agree to take specific actions including the retention of a Chief Restructuring Officer and providing to the United Bank on-going reports regarding its business operations and cash flow, among other matters.  The Chief Restructuring Officer must prepare a restructuring plan for the Registrant that provides for the sale of S.T. Pipeline, and must prepare recommendations relating to the on-going operations of Nitro Electric Company, Inc., C.J. Hughes Construction Company and Contractors Rental Corporation.

The Forbearance Agreement may be terminated upon certain events, and in any case on May 31, 2013.

The foregoing is not a complete description of the terms of the Forbearance Agreement and such description is qualified in its entirety by the Forbearance Agreement which is filed as exhibits 10.1 to this Form 8-K.

On November 28, 2012, the Registrant entered into an agreement with Centrus Group, Inc. (“Centrus”) pursuant to which Centrus will provide Chief Restructuring Agent services to the Registrant.  A copy of the agreement with Centrus Group, Inc. is filed as Exhibit 10.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
10.1 Forbearance Agreement
10.2 Engagement letter with Centrus Group, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: November 29, 2012	By: /s/ Larry Blount
Larry Blount
Chief Financial Officer